Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ICL Group Ltd:

We consent to the incorporation by reference in the registration statement (No. 333-205518) on Form S-8 of our report dated February 22, 2022, with respect to the consolidated financial statements of ICL Group Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Israel)
Member Firm of KPMG International
Tel Aviv, Israel
February 22, 2022